Exhibit 99.1

VerifyMe Reports 40% Revenue Growth for its Full Year 2020 Results and is Well-Positioned for Further Growth

Strong Cash Position, Growing Roster of Strategic Partners and Solid Business Pipeline Expected to Lead to Accelerated Revenue Over the Next 12 Months

Rochester, NY – Accesswire - March 25, 2021 — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products, today announced the Company’s financial results for the year ended December 31, 2020.

Key Financial Highlights for 2020:

•	Revenues of $343 thousand for the year ended December 31, 2020 compared to $245 thousand for the year ended December 31, 2019 or an increase of 40%
•	Gross profit of $281 thousand or 82% for the year ended December 31, 2020 compared to $200 thousand or 82% for the year ended December 31, 2019
•	Cash and equivalents of $7,939 thousand at December 31, 2020 compared to $353 thousand at December 31, 2019. In the first quarter of 2020 the Company raised approximately $8.5 million in net proceeds in a bought deal of 1,750,000 common stock shares with Maxim group, including partial exercise of the overallotment option
•	Operating loss of $3,568 thousand for the year ended December 31, 2020 compared to an operating loss of $2,632 thousand or an increase of 47%
•	Net loss of $5,902 thousand or $1.48 fully diluted loss per share for the year ended December 31, 2020 compared to a net loss of $2,507 thousand or $1.17 fully diluted loss per share for the year ended December 31, 2019
•	Net cash used in operating activities of $2,281 thousand for the year ended December 31, 2020 compared to $1,579 thousand for the year ended December 31, 2019, or an increase of 44%
•	Adjusted EBITDA loss of $2,125 for the year ended December 31, 2020 compared to and adjusted EBITDA loss of $1,598 for the year ended December 31, 2019, or an increase of 34%

*See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” for the Adjusted EBITDA loss reconciliation to net loss.

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Subsequent to the end of 2020, VerifyMe raised approximately $8.5 million in net proceeds in a bought deal of common stock priced at $5.30 per share with Maxim Group, including partial exercise of the over-allotment option.

Key Business Highlights for 2020:

•	Expanded business with multi-billion dollar global consumer products company; expects to add additional distribution in three additional countries―Japan, Vietnam and Taiwan. The client ordered RainbowSecure® ink technology to meet required production volumes for products during the first quarter of 2021
•	Entered into an agreement with OWS Capital to market, promote and sell our security authentication technology solutions, including the VerifyMe® as Authentic® labels, in the United Arab Emirates and Middle East
•	Extended agreement with Micro Focus International PLC for three years
•	Entered into a new partnership with Corsearch, Inc., a brand clearance and protection leader, pursuant to which we have the right to use and offer Corsearch’s technical search platform―ZERO®―to our customers and Corsearch will have the right to offer its brand clients the full suite of our technologies to protect their e-commerce products
•	Executed a Technology Integration and Sales Referral Agreement with SmartGlyph Limited (“SmartGlyph”), a U.K-based digital solutions provider, for a two-year term, to integrate technologies and establish a sales referral relationship
•	Received our first order for VeriPAS™ serialization, track and trace technology in the cannabis industry, combined with our VerifyMe® as Authentic® labels. The VeriPAS™ serialization, track and trace technology is being utilized on pre-printed tamper-proof labels in order for the client to protect itself from counterfeit products containing contaminants.
•	Entered into a strategic partnership with Techind Engineers & Consultants-Impex (“Techind”), part of the Gohar Group, of India, with a two-year term, pursuant to which Techind provides our VeriPAS™ serialization, track and trace technology to a broad range of industries and clients of Techind, with a specific focus on the pharmaceutical and food and beverage industries

Subsequent to the End of 2020:

•	Signed strategic partnership with Renavotio to add anti-counterfeiting, track and trace and brand protection solutions to Personal Protective Equipment; received an initial purchase order for 2 million pre-printed anti-counterfeiting labels for 2 million boxes of surgical gloves
•	Signed sales agency agreement with Syntax Technology Ltd., HP Indigo’s sole authorized channel partner for China
•	After working together for the past 18 months, executed a supply agreement with INX International Ink Company; conventional and ink jet inks that incorporate VerifyMe’s RainbowSecure® marking technology for metal can decorating, dry offset printing, gravure shrink sleeves, and flexographic fabric printing
•	Hired David Sandello, previously with prestigious security printer De La Rue, as Director of Sales and Business Development of North America to focus on expanding VerifyMe’s revenue operations and accelerate growth

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Management Commentary

Patrick White, VerifyMe’s President and Chief Executive Officer, commented, “While we grew our revenue by 40% in 2020 it was very much a set up year for us, as we laid the groundwork to be in a position where we believe we can ramp our revenue growth in 2021 and beyond. Our uplist to Nasdaq improved our visibility and enabled us to raise close to $20 million in gross proceeds from two public securities offerings. We entered into a number of strategic partnerships and agreements to accelerate the commercialization of our technology.”

Mr. White continued, “We are optimistic with potential opportunities in the apparel, cosmetics, food and beverage, government products, e-commerce and pharma industries representing ripe areas for us to penetrate with our security and authentication technologies. Our team and strategic partners are in discussions with potential new clients and continuing to identify additional new prospects in these industries.”

Mr. White concluded, “In addition to our solid sales pipeline, we continue to identify and evaluate potential acquisitions that would further accelerate our revenue growth and path to profitability. We also look forward to announcing new customer wins, revenue expansion and our developments in regards to acquisitions.”

Financial Results for the Year Ended December 31, 2020:

Revenue for the year ended December 31, 2020 was $343 thousand, a 40% increase compared to $245 thousand, for the year ended December 31, 2019. The increase in revenue primarily related to an increase in security printing with our authentication serialization technology for two large global brand owners.

Gross profit for the year ended December 31, 2020 was $281 thousand, a 41% increase compared to $200 thousand, for the year ended December 31, 2019. The resulting gross margin was 81.9% for the year ended December 31, 2020, compared to 81.6% for the year ended December 31, 2019. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and administrative expenses were $2,151 thousand for the year ended December 31, 2020 compared to $1,359 thousand for the year ended December 31, 2019, an increase of $792 thousand or 58%. The increase related primary to non-cash stock-based compensation expense, public company related costs, including investor relations and filing fees associated with our Nasdaq listing, and an increase in amortization and depreciation.

Legal and accounting fees increased to $324 thousand for the year ended December 31, 2020 from $246 thousand for the year ended December 31, 2019 an increase of $78 thousand or 32%. The increase related primarily to an increase in legal fees due to our securities offerings, Nasdaq listing, more contract related work and other projects.

Payroll expenses increased to $704 thousand for the year ended December 31, 2020 from $469 thousand for the year ended December 31, 2019, an increase of $235 thousand or 50%. The increase was primarily the result of higher non-cash charges related to stock-based compensation of approximately $131 thousand and an increase in the salaries of our Chief Executive Officer and Chief Financial Officer.

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Research and development expenses increased by $14 thousand or 280% to $19 thousand for the year ended December 31, 2020 from $5 thousand for the year ended December 31, 2019. The company plans to increase research and development in future periods particularly in the switch from a cloud based centralized network for VeriPAS to an Ethereum de-centralized block-chain platform for its supply chain monitoring, and authentication platform.

Sales and marketing expenses for the year ended December 31, 2020 were $651 thousand compared to $553 thousand for the year ended December 31, 2019, an increase of $98 thousand or 18%. The increase is related to an expansion of our sales and marketing team which increased costs by approximately $150 thousand, charges related to our social media and branding of approximately $150 thousand, offset by lower share-based compensation costs of $135 thousand and lower costs due to a decrease in trade shows primarily as a result of the COVID-19 pandemic. We expect that travel related expenses will increase in 2021 and beyond, to the extent the COVID-19 pandemic subsides and in-person sales and marketing events resume.

Operating loss for the year ended December 31, 2020 was $3,568 thousand, an increase of $1,136 thousand or 47%, compared to $2,432 thousand for the year ended December 31, 2019. The increase primarily related to an increase in public company related costs, including costs associated with our Nasdaq listing, an expansion of our sales and marketing department, and an increase in non-cash stock-based compensation that was partially offset by increases in revenue.

Net loss increased $3,395 thousand or 135% to $5,902 thousand for the year ended December 31, 2020, from $2,507 thousand for the year ended December 31, 2019. The increase was primarily due to amortization of debt discount related to our 2020 senior secured convertible debentures (the “2020 Debentures”) included in interest expense, and loss on extinguishment of debt related to our 2019 senior secured convertible debentures (the “2019 Debentures”).  The resulting loss per share for the year ended December 31, 2020 was $1.48 per share, compared to $1.17 per share for the year ended December 31, 2019.

Adjusted EBITDA loss for the year ended December 31, 2020 was $2,125 thousand, an increase of $527 thousand or 33%, compared to $1,598 thousand for the year ended December 31, 2019. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” for the Adjusted EBITDA loss reconciliation to net loss.

At December 31, 2020, VerifyMe had a $7.9 million cash balance and approximately 5.6 million shares issued and outstanding.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, consumer engagement, and track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

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Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, strategic partnerships, commercialization efforts, our sales pipeline and opportunities, our acquisition strategy, and roll-out of our products and authentication devices. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “look forward,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

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VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards and warrants issued in exchange for services. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital

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VerifyMe, Inc.

Balance Sheets

(In thousands, except share data)

	As of
	December 31, 2020	December 31, 2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,939	$253
Accounts Receivable	31	81
Deposits on Equipment	-	51
Prepaid expenses and other current assets	177	32
Inventory	54	30
TOTAL CURRENT ASSETS	8,201	447

PROPERTY AND EQUIPMENT
Equipment for lease, net of accumulated amortization of
$50 thousand as of December 31, 2020 and $0 as of December 31, 2019, respectively	200	177

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$320 thousand and $292 thousand as of December 31, 2020 and December 31, 2019, respectively	293	219
Capitalized Software Costs, net of accumulated amortization of
$20 thousand and $0 as of December 31, 2020 and December 31, 2019, respectively	80	100
TOTAL ASSETS	$8,774	$943

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Convertible Debt, net of unamortized debt discount	$-	$298
Derivative Liability	-	171
Accounts payable and other accrued expenses	383	422
Accrued Payroll	-	119
TOTAL CURRENT LIABILITIES	383	1,010

LONG-TERM LIABILITIES
Term Note	$72	$-

TOTAL LIABILITIES	$455	$1,010

STOCKHOLDERS' EQUITY (DEFICIT)
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2020 and
0 shares issued and outstanding as of December 31, 2019	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of December 31, 2020 and	-	-
December 31, 2019, respectively

Common stock, $.001 par value; 675,000,000 authorized; 5,603,888 and 2,239,120 issued, 5,596,877 and 2,232,112 shares outstanding as of December 31, 2020 and December 31, 2019, respectively	6	2

Additional paid in capital	76,099	61,815

Treasury stock as cost (7,011 shares at December 31, 2020 and December 31, 2019)	(113)	(113)

Accumulated deficit	(67,673)	(61,771)

STOCKHOLDERS' EQUITY (DEFICIT)	8,319	(67)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$8,774	$943

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VerifyMe, Inc.

Statements of Operations

(In thousands, except share data)

	Year Ended
	December 31, 2020	December 31, 2019

NET REVENUE
Sales	$343	$245

COST OF SALES	62	45

GROSS PROFIT	281	200

OPERATING EXPENSES
General and administrative (a)	2,151	1,359
Legal and accounting	324	246
Payroll expenses (a)	704	469
Research and development	19	5
Sales and marketing (a)	651	553
Total Operating expenses	3,849	2,632

LOSS BEFORE OTHER (EXPENSE), NET	(3,568)	(2,432)

OTHER (EXPENSE) INCOME
Interest expenses, net	(2,053)	(97)
Change in fair value of embedded derivative	-	22
Loss on extinguishment of debt	(281)	-
TOTAL OTHER EXPENSE, NET	(2,334)	(75)

NET LOSS	$(5,902)	$(2,507)

LOSS PER SHARE
BASIC	$(1.48)	$(1.17)
DILUTED	$(1.48)	$(1.17)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	3,980,202	2,149,112
DILUTED	3,980,202	2,149,112

(a)	Includes share-based compensation of $1,345 thousand for the twelve months ended December 31, 2020 and $800 thousand for the twelve months ended December 31, 2019.

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VerifyMe, Inc.
Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,902)	$(2,507)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	76	138
Fair value of options in exchange for services	704	423
Fair value of restricted stock awards issued in exchange for services	461	239
Fair value of restricted stock units issued in exchange for services	53
Fair value of warrants in exchange for services	51	-
Loss on Extinguishment of Debt	281	-
Amortization of debt discount	1,992	100
Common stock issued for interest expense	61	-
Change in Fair Value of Embedded Derivative	-	(22)
Amortization and depreciation	98	34
Changes in operating assets and liabilities:
Accounts Receivable	50	(51)
Inventory	(24)	12
Prepaid expenses and other current assets	(145)	(6)
Accounts payable and accrued expenses	(37)	61
Net cash used in operating activities	(2,281)	(1,579)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents and Trademarks	(103)	(44)
Purchase of Equipment for lease	(22)	(177)
Deposits on Equipment	-	(51)
Capitalized Software Costs	-	(30)
Net cash used in investing activities	(125)	(302)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public offering of securities	9,023	-
Proceeds from issuance of notes payable	72	-
Repayment of bridge financing and early redemption fee	(750)	-
Proceeds from convertible debt, net of costs	1,747	461

Net cash provided by financing activities	10,092	461

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	7,686	(1,420)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	253	1,673

CASH AND CASH EQUIVALENTS - END OF PERIOD	$7,939	$253

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$1	$-
Income taxes	$-	$-

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VerifyMe, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Twelve Months Ended December 31,

	2020	2019

Net loss	$(5,902)	$(2,507)

Interest expenses, net	2,053	97
Change in fair value of embedded derivative	-	(22)
Loss on extinguishment of debt	281	-
Amortization and depreciation	98	34
Total EBITDA (Non-GAAP)	(3,470)	(2,398)

Adjustments:

Stock based compensation	76	138
Fair value of options in exchange for services	704	423
Fair value of restricted stock issued in exchange for services	514	239
Fair value of warrants in exchange for services	51	-

Total Adjusted EBITDA (Non-GAAP)	$(2,125)	$(1,598)

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